AGREEMENT

Internet 2xtreme, a Partnership ("Seller"), and Internet Business
International, Inc., a Corporation ("Buyer"), agree as follows:

1. Sale and Purchase. Seller agrees to sell, convey and transfer to Buyer and Buyer agrees to purchase and assume from Seller the, property hereafter described for the purchase price and upon and subject to the terms and conditions hereafter set forth. The sale of the property is entire and inseverable and Buyer shall have no obligation to purchase any of the property unless all assets of the classes and character described below shall be simultaneously sold.

2.  Property. The assets to be sold and purchased (the "property") are:

Certain assets used by Seller in connection with its business consisting of its customer base and accounts, equipment, three
(3) equipment leases (Dimension Funding, Dell Direct Lease, and Livingston Capitol Corp. (the "Leases"); the real property lease for the location at 1059 Court Street, Suite 123, Woodland, California (the "realty lease"); and the goodwill of the business, including all customer lists.

3. Purchase Price. The purchase price for the property shall be the sum of SEVEN HUNDRED THIRTY PIVE THOUSAND DOLLARS ($735,000.00). The purchase price is based on Seller having 4800 customers at the closing ("Customer Base"). If the Customer Base is less than 4800, the purchase price shall be reduced by an amount equal to the product obtained by multiplying the sum of $153.13 times the difference between the actual Customer Base and 4800.

4. Payment of Purchase Price. The purchase price shall be payable by Buyer's debt assumption and/or debt satisfaction as set forth in paragraph 5 hereof, by a payment in cash at the closing in an amount equal to $17,635.00, and by the issuance of a sufficient number of unrestricted shares of common stock of Buyer as shall equal the sum of $186,883.66, determined as of the close of business preceding the closing date (the "Shares").

5. Assumption and/ or Satisfaction of Liabilities. Buyer shall assume and/or satisfy the following liabilities and obligations of the business and Seller: (i) the Leases; (ii) all accounts payable; (iii) RTI commission of $49,000.00; (iv) note payable - H.D. Kicklighter; (v) Dianro Mktg. Design; and (vi)loan payable - Bank of Lodi.

The approximate owned for each item above is as follow:

ITEM NO.                      ESTIMATED LIABILITY

(i)                           $    37,476.09

(ii)                               69,958.14

(iii)                              49,000.00

(iv)                              100,000.00

(v)                                 8,229.00

(vi)                              240,682.11
                                  plus delinquency
                                  of $25,136.00

Items No. (iii), No. (iv), No. (v), and the $25,136.00 representing the delinquency in item No.(vi) shall be paid in cash at the closing by a deposit to a joint account where the consent of both Seller and Buyer shall be required for any disbursement. These accounts shall be paid in full within ten
(10) days after the closing unless Buyer can negotiate a lesser pay-off, in which case the lesser amount shall be paid from the joint account.

6.  Closing.

6.1. The transaction shall be closed and possession and of the property shall be given to Buyer at a closing to be held at the office of Seller, on March 6, , 2000, or on such other date as the parties may agree, which date, however determined, is hereby called the "closing date".

6.2.  At the closing;

(a) Seller shall deliver to Buyer all documents and instruments necessary to carry out the terms and provisions of this Agreement aid to effectuate the purpose of the transaction.

(b) Buyer shall pay to Seller the cash portion of the purchase price in negotiable funds, and shall deliver to Seller a share certificate representing the Shares, and all other instruments as shall be necessary to fulfill the obligations of Buyer hereunder which are herein provided to be fulfilled on the closing date. The parties agree that one twelfth (1/12) of the shares may be sold each month beginning 60 days after the closing. All of the shares may be sold one (1) year after the date of the closing ("Anniversary Date"). After the shares have been sold by Seller, if the total amount realized by Seller from the sale of the Shares exceeds the value closing date, Seller shall pay the excess to Buyer; if total amount realized is less than the value at the closing, Buyer shall pay Seller the difference. The excess or the difference, as the cash may be, shall be paid by the responsible party within three (3) business days after the last sale. Seller warrants that all taxes shall be current at the closing.

6.3. Unless otherwise provided herein, all such instruments so delivered shall be dated the closing date and be satisfactory as to form and content to each party and its respective counsel.

7. Status. Buyer represents that Buyer is in good standing under the laws of the state of its incorporation.

8. Conditions. This Agreement, its performance, and the transfer and conveyance contemplated herein are expressly contingent upon and subject to the Bank of Lodi consenting to assumption of its debt by Buyer and the lessors under the Leases consenting to the assignment and assumption by Buyer.

9.  Other Covenants and Agreements.

9.1. Buyer agrees to pay and discharge and to save and protect Seller free and harmless from all liabilities and obligations to be assumed by Buyer pursuant to this Agreement and those which shall arise from the conduct of the business from and after the closing date.

9.2. The parties waive compliance with the provisions of the California Bulk Sales Law.

10.  Miscellaneous.

10.1. Entire Agreement. This document constitutes the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein.

10.2. Survival of Representations. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or, in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing.

10.3. Amendment. The provisions of this Agreement may be modified at any time by agreement of the parties. Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the parties against whom enforcement of the modification or discharge is sought.

10.4. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance, or satisfaction either of that term or condition as it applies on a subsequent occasion or of any the terms or conditions hereof.

10.5. Succession. Subject to the provisions otherwise contained in this Agreement, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the respective parties hereto.

10.6.  Parties in Interest.   Nothing in this Agreement, whether
express or implied, is intended to confer any rights or remedies under or b reason of this Agreement on any persons other assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

10.7. Specific Performance. Each party's obligations under this Agreement are unique. The parties each acknowledge that, if any party should default in performance of the duties and obligations imposed by this Agreement, it would be extremely impracticable to measure the resulting damages. Accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

10.8. Notices. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given on the date of personal service on the parties or on the third (3rd) business day after mailing, if the document is mailed by registered or certified mail addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision. Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.

10.9. Attorneys' Fees, Prejudgment, Interest. If the services of an attorney are required by any party to secure the performance hereof or otherwise upon the breach or default of another patty, or if any judicial remedy or arbitration is necessary enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and other expenses, in addition to any other relief to which he may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

10.10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the parties had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

10.11. Captions. All paragraph captions are for reference only and shall not be considered in construing this Agreement.

10.12. Severabilty. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect and shall in no way be impaired or invalidated.

10.13. Governing Law. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by he law of California, excluding its conflict of laws rules.

10.14.  Time. Time is of the essence of this Agreement.

10.15. Gender and Number. As used in this Agreement, the masculine, feminine, or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

10.16. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall whenever possible be cumulative with all other remedies at law or in equity.

DATED: March 6, 2000.

INTERNET 2EXTREME


By: /s/  Kathryn Kickligther
Kathryn Kickligther
Managing Partner
Address: 1059 Court Street #123
Woodland, CA 95695


INTERNET BUSINESS INTERNATIONAL, INC.


By: /s/  Albert Reda
Albert Reda, Chief Executive Officer
Address: 3900 Birch Street, Suite 113
Newport Beach, CA 92660

                   ADDENDUM TO PARAGRAPH 6.2(b)

On the fifteenth (15th) day after the end of the fourteenth
(14th) month from date of close, the Seller is to return to the Buyer the net proceeds received by the Seller from the sale of the Shares that exceed $186,883.66 ("Excess Funds").

If the Seller is unable to return the Excess Funds for whatever reason, the Seller will take over a portion of debt payable to the Bank of Lodi equal to the amount of the Excess Funds not paid to the Buyer.

DATED: March 6, 2000.

INTERNET 2EXTREME


By: /s/  Kathryn Kickligther
Kathryn Kickligther
Managing Partner
Address: 1059 Court Street #123
Woodland, CA 95695


INTERNET BUSINESS INTERNATIONAL, INC.


By: /s/  Albert Reda
Albert Reda, Chief Executive Officer
Address: 3900 Birch Street, Suite 113
Newport Beach, CA 92660

                       ADDENDUM  NO. 2

Buyer will make a note payable note to Seller, attached as Exhibit A. hereto, In the amount of principal balance of the loan to Bank of Lodi. The principal amount of the Note will be reduced by the principal amount of each payment made by Buyer to Bank of Lodi.

ADDENDUM TO PARAGRAPH 5 2 (b) of the Agreement is hereby waived by both parties.

Paragraph 4 of the Agreement, after the phrase "shall equal the sum of $186,883.88", is amended to Insert the words "plus one percent (1%) interest monthly on the principal balance due each month after the sale of each block of stock." All other Parts of this paragraph shall remain unchanged.

Paragraph 6.2 (b) of the Agreement is hereby amended to include the following language after the sentence "The parties agree that one twelfth (12th) of the shares may be sold each month. At beginning 60 days after the closing." An soon as the total amount realized firm the sale of the stock by Seller is sufficient to pay the entire amount plus interest due Seller, the remainder of the stock held hereunder shall be returned to Buyer. All other parts of this paragraph shall remain unchanged.

Seller hereby waives compliance with paragraph 5 of the Agreement and performance thereunder is not required by buyer as a condition of closing.

Buyer, will submit a letter to Bank of Lodi informing the bank that Buyer is purchasing Internet 2xtreme from Seller, and that Buyer will henceforth, be responsible for the payments on the loan in Sellers name to Bank of Lodi.

The Closing date set forth in paragraph 6. 11 is amended to close on March 13, 2000, concurrently with execution of ADDENDUM
NO. 2. For the purposes of bookkeeping, the amounts and figures stated in the Agreement dated March 6, 2000 will prevail.

Seller hereby convoys title to all of the property identified in the Agreement on this date. Seller will advise all customers of the transfer of title and cooperate in the transfer of all assets.

DATED: March 13, 2000.

INTERNET 2EXTREME


By: /s/  Kathryn Kickligther
Kathryn Kickligther
Managing Partner
Address: 1059 Court Street #123
Woodland, CA 95695


INTERNET BUSINESS INTERNATIONAL, INC.


By: /s/  Albert Reda
Albert Reda, Chief Executive Officer
Address: 3900 Birch Street, Suite 113
Newport Beach, CA 92660